UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 _________________
FORM 8-K
__________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) February 2, 2016
___________________
Matrix Service Company
(Exact Name of Registrant as Specified in Its Charter)
___________________

DELAWARE	001-15461	73-1352174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5100 E Skelly Dr., Suite 500, Tulsa, OK		74135
(Address of Principal Executive Offices)		(Zip Code)
918-838-8822
(Registrant’s Telephone Number, Including Area Code)
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
__________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 2, 2016, the Company’s Board of Directors approved amended and restated Bylaws of the Company (the "A&R Bylaws"). The A&R Bylaws became effective as of February 2, 2016.

The A&R Bylaws modernize the advance notice provisions for stockholder proposals. Previously, the Company's Bylaws provided that, in order to be considered timely, a stockholder’s notice of proposal must be delivered not less than 80 days prior to the annual meeting; provided, however, that in the event that less than 90 days’ notice of the date of the meeting is given to stockholders, notice by a stockholder must be delivered not later than the tenth day following the date on which such notice of the date of the annual meeting was made.

Pursuant to the A&R Bylaws, in order to be considered timely, a stockholder’s notice of proposal must be delivered not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. The advance notice provisions in the A&R Bylaws are effective as of February 2, 2016, and will therefore govern stockholders proposals for the Company's 2016 annual meeting of stockholders.

The foregoing summary of the A&R Bylaws of the Company does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Bylaws, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description
3	Amended and Restated Bylaws (as amended and restated effective as of February 2, 2016).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: February 5, 2016	By:	/s/ Kevin S. Cavanah

Kevin S. Cavanah
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3	Amended and Restated Bylaws (as amended and restated effective as of February 2, 2016).